UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2003

Best Buy Co., Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-9595

41-0907483

(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive

Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 947-2000

N/A

(Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99

Press release issued March 6, 2003.  Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks.  Accordingly, no information in any of these internet addresses is included herein.

ITEM 9. REGULATION FD DISCLOSURE.

Pursuant to Regulation FD, information is being furnished with respect to Best Buy Co., Inc.’s press release, issued on March 6, 2003, announcing:

•                  Revenue for the fourth quarter and fiscal year ended March 1, 2003

•                  A fiscal 2003 fourth quarter non-cash impairment charge related to a reassessment of Musicland’s long-lived assets and certain corporate facilities that the registrant is vacating

•                  The completion of an annual goodwill impairment test of its Future Shop operations

•                  The execution of a new agreement with Microsoft to continue its business relationship

•                  Its updated earnings outlook for the fourth quarter and fiscal year ended March 1, 2003

The related press release issued March 6, 2003, is filed as Exhibit No. 99 to this Report.  Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: March 7, 2003	By: /s/ Darren R. Jackson
Darren R. Jackson
Executive Vice President — Finance and
Chief Financial Officer